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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
June 29, 2012 (June 29, 2012)

HOLLY ENERGY PARTNERS, L.P. (Exact name of registrant as specified in its charter)
Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 1.01	Entry into a Material Definitive Agreement

On June 29, 2012, Holly Energy Partners – Operating, L.P. (the “Borrower”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (the “Partnership”), entered into an Agreement and Amendment No. 2 to Second Amended and Restated Credit Agreement (the “Amendment”) with certain of its subsidiaries acting as guarantors, Wells Fargo Bank, N.A., as administrative agent (the “Administrative Agent”), an issuing bank and a lender, and certain other lenders party thereto, which amends certain terms of the Second Amended and Restated Credit Agreement, dated February 14, 2011, among the Borrower, the Administrative Agent, Union Bank, N.A., as syndication agent, BBVA Compass Bank and U.S. Bank N.A., as co-documentation agents, and certain other lenders, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated February 3, 2012 (the “Credit Agreement”). Principally, the Amendment increases the maximum amount of the revolving credit facility from $375,000,000 to $550,000,000 (which amount can, upon Borrower’s request and upon the satisfaction of certain conditions, be increased by an additional $200,000,000) and extends the maturity date of the Credit Agreement from February 14, 2016 to June 29, 2017.

The Amendment also amends certain provisions to facilitate the previously announced proposed acquisition (the “Acquisition”) by the Partnership of HollyFrontier Corporation’s 75% interest in UNEV Pipeline, LLC (“UNEV Pipeline”). Pursuant to the Amendment, following the closing of the Acquisition, the wholly-owned direct and indirect subsidiaries of the Partnership that will hold the Partnership’s interest in UNEV Pipeline will be guarantors under the Credit Agreement and will be subject to the restrictive covenants in the Credit Agreement. Additionally, following the closing of the Acquisition, UNEV Pipeline will be an excluded subsidiary under the Credit Agreement, which means UNEV Pipeline will not be subject to the restrictive covenants in the Credit Agreement and will not be a guarantor under the Credit Agreement, but for purposes of calculating compliance with any financial covenants set forth in the Credit Agreement, any amounts distributed by UNEV Pipeline may be included in such calculations to the extent such distributed amounts are received by the Partnership or one of its subsidiaries (excluding any excluded subsidiary).

The Amendment also reduces the applicable margins and certain commitment fees under the Credit Agreement. As amended, indebtedness under the Credit Agreement bears interest, at the Borrower’s option, at either (a) the reference rate as announced by the Administrative Agent plus an applicable margin (ranging from 0.75% to 1.75%) or (b) at a rate equal to the London Interbank Offered Rate (“LIBOR”) plus an applicable margin (ranging from 1.75% to 2.75%). In each case, the applicable margin is based upon the ratio (the “Total Leverage Ratio”) of our funded debt (as defined in the Credit Agreement) to EBITDA (earnings before interest, taxes, depreciation and amortization, as defined in the Credit Agreement). The Borrower incurs a commitment fee on the unused portion of the Credit Agreement at a rate ranging from 0.30% to 0.50% based upon the Total Leverage Ratio for the four most recently completed fiscal quarters.

The Credit Agreement is available to fund capital expenditures, investments, acquisitions, distribution payments and working capital, to fund the Acquisition and for general partnership purposes.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.1
Agreement and Amendment No.2 to Second Amended and Restated Credit Agreement dated June 29, 2012, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, N.A., as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.,
its General Partner

By:	Holly Logistic Services, L.L.C.,
its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and
Chief Financial Officer

Date:    June 29, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1
Agreement and Amendment No.2 to Second Amended and Restated Credit Agreement dated June 29, 2012, among Holly Energy Partners — Operating, L.P., certain of its subsidiaries acting as guarantors, Wells Fargo Bank, N.A., as administrative agent, an issuing bank and a lender, and certain other lenders party thereto.